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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors


Citicorp:



     We hereby consent to the incorporation by reference in Amendment No. 1 to the joint Registration Statement on Form S-3 ("Registration Statement") of Citicorp, Associates First Capital Corporation and Associates Corporation of North America of our report dated January 16, 2001, with respect to the consolidated balance sheets of Citicorp and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 2000 and 1999, which report is included in the 2000 Citicorp Annual Report on Form 10-K for the year ended December 31, 2000 and to the reference to our firm under the heading "Experts" in the Registration Statement.



/s/ KPMG LLP



New York, New York


March 20, 2001